EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Marcel Martin
Vice President and Chief Financial Officer
Haynes International, Inc.
765-456-6129

HAYNES INTERNATIONAL, INC. ANNOUNCES CAPITAL INVESTMENT PROGRAMS TOTALLING $61 MILLION TO EXPAND CAPACITY AT ITS ARCADIA, LOUISIANA AND KOKOMO, INDIANA FACILITIES

KOKOMO, IN, June 25, 2012 — Haynes International, Inc. (NASDAQ GM: HAYN), a leading developer, manufacturer and marketer of technologically advanced high-performance alloys (the “Company”), announced today that its Board of Directors has approved a new $61 million capital expenditure growth plan to expand capacity for the Company’s tubular products and flat products in response to anticipated customer demand in the growing aerospace, land-based gas turbine and chemical processing industries.

The Company plans to invest approximately $37 million to expand by an estimated 60% the specialty titanium and high-performance nickel alloy tubular production capacity of its Arcadia, Louisiana facility. In addition, the Company plans to invest approximately $24 million to expand by an estimated 20% its capacity to produce specialty high-performance alloy flat products at the Company’s Kokomo, Indiana facility. The Company has commenced initial planning and design and expects to complete both projects within the next two years, with benefits from the tubular project expected to emerge in twelve to fifteen months and benefits from the Kokomo project expected to emerge in nine to twelve months.

“The capital investments in Arcadia and Kokomo should improve our ability to service our customers’ increasing demand for specialty products and also continue to improve product quality and operating efficiencies,” said Mark Comerford, President and Chief Executive Officer. “The Company expects to finance these projects and the projects described in the Company’s most recent Form 10-K with cash from operations and from cash on the Company’s balance sheet. The actions we have taken in the previous five years have contributed to the Company’s improved capital structure and liquidity position and make it possible for the Company to continue to grow and add capacity to meet expected market demand without adding debt or issuing equity.  Finally, Haynes is also very appreciative of the support of the local communities and government agencies in Louisiana and Indiana who have committed to provide certain tax credits and incentives to assist the Company’s expansion.”

About Haynes International

Haynes International, Inc. is a leading developer, manufacturer and marketer of technologically advanced, nickel- and cobalt-based high-performance alloys, primarily for use in the aerospace, chemical processing and land-based gas turbine industries.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact, including statements regarding markets, industry prospects and future results of operations or financial

position, made in this press release are forward-looking.    In many cases, you can identify forward-looking statements by terminology, such as “may”, “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of such terms and other comparable terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors, many of which are beyond the Company’s control.

The Company has based these forward-looking statements on its current expectations and projections about future events.  Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate. As a result, the forward-looking statements based upon those assumptions also could be incorrect.  Risks and uncertainties, some of which are discussed in Item 1A. of Part 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011, may affect the accuracy of forward-looking statements.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.